Exhibit 99.10

Qwest

QWEST COMMUNICATIONS INTERNATIONAL INC.
1801 CALIFORNIA STREET, 51ST FLOOR
DENVER, CO 80202

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 23, 2010 for shares held by registered holders and ESPP participants; or 11:59 p.m. Eastern Time on August 21, 2010 for shares held in Qwest 401(k) plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 23, 2010 for shares held by registered holders and ESPP participants; or 11:59 p.m. Eastern Time on August 21, 2010 for shares held in Qwest 401(k) plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M26183-S66077 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

QWEST COMMUNICATIONS INTERNATIONAL INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.

		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of April 21, 2010, among CenturyLink, Inc., SB44 Acquisition Company (a wholly owned subsidiary of CenturyLink) and Qwest Communications International Inc., pursuant to which SB44 Acquisition Company will be merged with and into Qwest and each outstanding share of common stock of Qwest will be converted into the right to receive 0.1664 shares of common stock of CenturyLink, with cash paid in lieu of fractional shares	☐	☐	☐
2.	To vote upon an adjournment of the Qwest special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Special Meeting of Stockholders August 24, 2010, 10:00 AM, local time Colorado Ballroom Denver
Marriott City Center 1701 California Street Denver, CO 80202 For registration instructions or directions to the meeting, please call 800-567-7296 or visit our website at investor.qwest.com/special-meeting. M26184-S66077 QWEST COMMUNICATIONS INTERNATIONAL INC. Special Meeting of Stockholders August 24, 2010 10:00 AM, local time This proxy is solicited by the Board of Directors The stockholder hereby appoints Edward A. Mueller and Richard N. Baer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of QWEST COMMUNICATIONS INTERNATIONAL INC. that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, local time on August 24, 2010, at the Colorado Ballroom, Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side